Exhibit 10.2

GUARANTY

THIS GUARANTY dated as of September 1, 2009 (this “Guaranty”), executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of Manufacturers and Traders Trust Company, as Administrative Agent (the “Agent”) for the Lenders (as defined below) under that certain Credit Agreement dated as of September 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement), by and among Home Properties, L.P. (the “Borrower”), Home Properties, Inc. (the “Company”), the lenders party thereto and their assignees under Section 9.04. thereof (the “Lenders”), the Agent and the other parties thereto, for the benefit of the Agent, the Lenders and the Issuing Bank (the Agent, the Lenders and the Issuing Bank, together with their respective successors and assigns, each individually a “Guarantied Party” and collectively the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Agent, the Lenders and the Issuing Bank have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent, the Lenders and the Issuing Bank through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent, the Lenders and the Issuing Bank’s making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Agent, the Lenders and the Issuing Bank on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Agent, the Lenders and the Issuing Bank’s making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

1.           Guaranty.  (a)  Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, and each Guarantor hereby agrees to be liable for, the full, indefeasible, prompt and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”): (i) all obligations, liabilities and indebtedness of any kind, nature and description of the Borrower to any Guarantied Party arising at any time under the Credit Agreement or under any other Loan Document whether now existing or hereafter arising including, without limitation, principal, interest, late charges, other charges, fees, reimbursement obligations, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising after the commencement of any case with respect to the Borrower under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case and including loans, interest, fees, charges and expenses related thereto and all other obligations under the Loan Documents of the Borrower or its successors to any Guarantied Party arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, (ii) all expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by the Agent and/or any other Guarantied Party in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Borrower’s and/or any Guarantor’s obligations, liabilities and indebtedness as aforesaid to the Guarantied Parties, and the rights of the Guarantied Parties in collateral, if any, under any of the Loan Documents or in any way involving claims by or against the Agent or any other Guarantied Party directly or indirectly arising out of or related to the relationships between the Borrower, the Guarantors and the Guarantied Parties under the Loan Documents, whenever such expenses are incurred, including after the commencement of any case with respect to the Borrower or the Guarantor under the Bankruptcy Code or any similar statute, except for such expenses to the extent resulting from the gross negligence of the Agent or any other Guarantied Party proven by clear and convincing evidence (and not merely a preponderance of the evidence) or willful misconduct of the Agent or any other Guarantied Party, and (iii) all other Obligations.

(b)           This Guaranty is and shall be construed to be an absolute, unconditional, irrevocable, present and continuing guaranty of payment of the Guaranteed Obligations and not of collection and the liability of each Guarantor is the liability of a surety and, is in no way conditioned or contingent upon any attempt to collect any Guaranteed Obligations from the Borrower, any other Guarantor or any other Person, to realize upon collateral, if any, or upon any other condition or contingency; and, accordingly, in the event that any of the Guaranteed Obligations shall not be paid in full when the same becomes due and payable whether by maturity, acceleration or otherwise, or at any time thereafter, the Agent, for its benefit and the benefit of the other Guarantied Parties, shall have the right to proceed against any Guarantor.  Notwithstanding the above, in the event of the commencement of any case with respect to the Borrower under the Bankruptcy Code or any similar statute (a “Bankruptcy Action”), or the Agent, for its benefit and the benefit of the other Guarantied Parties, is otherwise prohibited or delayed from taking or continuing action against the Borrower, the Agent, for its benefit and the benefit of the other Guarantied Parties, shall have the right to proceed against each Guarantor immediately without taking any action or proceeding of any kind against the Borrower, any other Guarantor or any other Person to enforce the Guarantied Parties’ rights under the Loan Documents.  This Guaranty shall continue in full force and effect until (i) the Commitments shall have terminated and (ii) all the Guaranteed Obligations have been indefeasibly paid and satisfied in full. Nothing shall discharge or satisfy the liability of the Guarantors hereunder or limit the same except the termination of the Commitments and the full and indefeasible payment and satisfaction of all Guaranteed Obligations.  At any time that the amounts received by the Agent in respect of the Guaranteed Obligations are insufficient to pay fully all of Guarantied Obligations, the Agent shall apply the amounts received in accordance with Section 2.16(b) of the Credit Agreement.

(c)           Any payment by any Guarantor shall be made to the Agent at 255 East Avenue, Rochester, New York, 14604, Attention: Ms. Lisa Plescia, Vice President (the “Payment Office”). Each Guarantor shall make all payments to the Agent on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions, or conditions of any kind.

2.           Waivers.  (a)  Each Guarantor hereby waives: (i) notice of acceptance of this Guaranty, notice of the making of Loans to the Borrower, notice of the issuance of Letters of Credit at the request of the Borrower and presentment, demand, dishonor, protest, notice of protest, promptness, diligence, notice of nonpayment or default, notice of any change in Borrower’s financial condition, notice of any change in the payment terms of the Guaranteed Obligations or any part thereof, notice of any modification to the Credit Agreement or to any other Loan Document, and all other notices of any nature or kind to which the Borrower or such Guarantor might otherwise be entitled; (ii) any requirement that the Agent or any other Guarantied Party protect, secure, perfect or insure any security interest in or other lien on any assets of the Borrower or exhaust any right or action against the Borrower or any other Person or any collateral in connection with the Credit Agreement, the other Loan Documents and the transactions contemplated thereby; (iii) the filing of any claim with a court in the event of receivership of bankruptcy of the Borrower; (iv) the benefit of any statute of limitations; and (v) all demands whatsoever (and any requirement that same be made on the Borrower as a condition precedent to such Guarantor’s obligations hereunder).

(b)           Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties or any one of them is prevented by applicable law from exercising the rights of the Guarantied Parties to accelerate the maturity of the Guaranteed Obligations, to collect interest on the Guaranteed Obligations, or to enforce or exercise any other right or remedy with respect to the Guaranteed Obligations by reason of any automatic stay or otherwise, each Guarantor shall pay to the Agent, for its benefit and the benefit of the other Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

(c)           Each Guarantor hereby assumes responsibility for continuously keeping itself informed of the financial condition of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal. Each Guarantor hereby agrees that neither the Agent nor any other Guarantied Party shall have any duty to advise such Guarantor of information known to the Agent or any other Guarantied Party regarding Borrower’s financial or other condition or any other circumstance. In the event that the Agent or any other Guarantied Party in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantors, neither the Agent nor such other Guarantied Party shall be under any obligation to (i) undertake any investigation not a part of its regular business routine, (ii) disclose any information which, pursuant to accepted or reasonable banking or commercial finance practice, the Agent or such Guarantied Party wishes to maintain confidential or (iii) make any other or future disclosure of such information or any other information to the Guarantors.

(d)           Each Guarantor consents and agrees that neither the Agent nor any other Guarantied party shall be under any obligation to marshal any assets in favor of such Guarantor or otherwise in connection with obtaining payment of any or all of the Guaranteed Obligations from such Guarantor or from any other Person or source.

3.           Guaranty Absolute.  (a)  Each Guarantor guaranties that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereinafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The amount of the Guaranteed Obligations shall not be diminished by, and the liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i)           Any amendment, modification, supplement, extension, renewal, restatement or waiver of all or any part of the Credit Agreement,  any of the other Loan Documents or any other document or instrument evidencing or relating to any Guaranteed Obligations, including, without limitation, extensions or any other change of time, manner or place of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, and this Guaranty shall apply to the Credit Agreement and the other Loan Documents and the Guaranteed Obligations as so amended, modified, supplemented, renewed, rested or extended, increased or decreased;

(ii)           The taking, exchange, surrender and releasing of collateral, if any, or guarantees now or at any time held by or available to the Guarantied Parties for the obligations of the Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations; any failure or delay by the Agent or any other Guarantied Party to protect, secure, insure, perfect or realize upon, or any negligence by the Agent or any other Guarantied Party with respect to, or any substitution or release, in whole or in part, of security, if any, for the Loan Documents or this Guaranty, hereunder or otherwise which may be held at any time by any of the Guarantied Parties or any of their respective successors or assigns;

(iii)           The exercise of, or refraining from the exercise of, except as required in this Guaranty, any rights, powers or remedies (A) against the Borrower, any Guarantor or any other Person or any assets of any of them of (B) under, or in respect of the Loan Documents or any security held by the Agent or the other Guarantied Parties, if any, with respect thereto;

(iv)           The settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower or any other Guarantor;

(v)           Any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or other like proceeding relating to any Guarantor, the Borrower, any affiliate of the Guarantors or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(vi)           Any limitation of the Borrower’s liability under the Loan Documents or any limitation of the Borrower’s liability which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Loan Documents or any term thereof;

(vii)           Any sale, lease or transfer of any or all of the assets of the Borrower to any other Person;

(viii)           Any invalidity, illegality, irregularity or unenforceability of all or any part of the Credit Agreement, the Loan Documents or the Guaranteed Obligations or any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of the Borrower in respect of any of the Credit Agreement, the Loan Documents or the Guaranteed Obligations, or any Guarantor in respect of this Guaranty;

(ix)           Any furnishing to the Agent or any other Guarantied Party of any security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(x)           Any election by the Agent and/or the other Guarantied Parties in any proceeding under chapter 11 of the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code;

(xi)           Any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code or any consent to the use of cash collateral by the Guarantied Parties under Section 363 of the Bankruptcy Code;

(xii)           The disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of the Guarantied Parties for payment of any of the Guaranteed Obligations;

(xiii)           Any act or failure to act by the Borrower or any other Person which may adversely affect any Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(xiv)           any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

(xv)           any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Agent and the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(xvi)           any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(xvii)           any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower or any other Person against the Agent or any other Guarantied Party;

(xviii)           any change in the corporate or partnership existence, as the case may be, structure or ownership of the Borrower, any Guarantor or any other Person;

(xix)           any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Person under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(xx)           Any other circumstance, whether or not any Guarantor shall have had notice or knowledge thereof.

(b)           Each Guarantor shall be liable for all (including but not limited to attorneys’ fees of the Agent and the Guarantied Parties) fees and expenses which would have been payable by the Borrower pursuant to the terms of the Credit Agreement or any of the Loan Documents, whether arising before or after the commencement of any case with respect to the Borrower under the Bankruptcy Code or any similar statute, even if the Borrower’s liability for such amounts does not, or ceases to, exist by operation of law. Each Guarantor shall also be liable to the Agent and the other Guarantied Parties for payment of all attorneys’ fees, disbursements and other expenses incurred and to be incurred by the Agent and the other Guarantied Parties in connection with the enforcement of Agent’s and other Guarantied Parties’ rights under this Guaranty.

4.           Subordination; Subrogation.  (a) Until the Commitments shall have been terminated and all Guaranteed Obligations have been indefeasibly paid and satisfied in full, in cash, each Guarantor expressly covenants and agrees for the benefit of the Guarantied Parties that payment of all amounts now or hereafter owed to such Guarantor by the Borrower (the “Junior Claims”) is hereby subordinated and junior in right of payment to all Guarantied Obligations.  All Junior Claims, and any security and guarantees therefore, now or hereafter owed to any Guarantor by the Borrower is hereby assigned to the Lenders as security for the Guaranteed Obligations.  Notwithstanding the foregoing, the Borrower shall be entitled to make, and each Guarantor to receive, scheduled payments with respect to Junior Claims until a Default or Event of Default shall have occurred under the Credit Agreement.

(b)           Nothing herein contained is intended or shall be construed to give to any Guarantor, until the Guaranteed Obligations are indefeasibly paid in full to the Guaranteed Party, any right of subrogation in or under the Loan Documents, or any right to participate in any way therein, or in the right, title or interest of any Guarantied Party in any assets of the Borrower. Notwithstanding any payments made under this Guaranty, all rights of subrogation and participation are hereby expressly waived until such time as the Commitments shall have terminated and all the Guaranteed Obligations have been indefeasibly paid and satisfied in full, and each Guarantor irrevocably and unconditionally agrees that such Guarantor shall not assert or enforce (i) statutory, contractual, common law, equitable and all other claims against the Borrower or any assets of the Borrower, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to the Agent for the benefit of the Guarantied Parties by such Guarantor hereunder and (ii) any and all other benefits which such Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from the Borrower upon the Guaranteed Obligations or realized from their property.

5.           Acceleration. Upon occurrence of an “Event of Default” as defined in any of the Loan Documents and in accordance with the terms of the Credit Agreement, the Agent may, without notice to any Guarantor, cause the obligations and liabilities of the Borrower to the Guarantied Parties, whether or not then immediately due and payable, to become immediately due and payable hereunder as to the Borrower or as to any Guarantor, and the Agent, for the benefit of the Guarantied Parties, shall thereupon be entitled to enforce the Obligations of the Borrower under the Loan Documents and of any Guarantor hereunder. In the event that the Agent and/or any other Guarantied Party shall be stayed or otherwise precluded by any law or rule, or any order of any court, from declaring or causing such Obligations or liabilities to become immediately due and payable with respect to the Borrower, each Guarantor hereby agrees, to the fullest extent permitted by law, that for purposes of this Guaranty, the Agent may nevertheless cause such Obligations and liabilities to become immediately due and payable by such Guarantor by notice to such effect to such Guarantor and such Guarantor shall thereupon pay all Guaranteed Obligations in full or, as the Agent may direct, at the Agents’ sole option, purchase all Guaranteed Obligations (without recourse) by paying the full amount thereof to the Lenders in cash.

6.           Account Stated. The books and records of any Guarantied Party showing the account between such Guarantied Party and the Borrower shall be admissible in evidence in any action or proceeding against or involving any Guarantor as prima facie evidence of the items therein set forth, and any periodic statements of any Guarantied Party rendered to the Borrower shall be deemed conclusively correct and constitute an account stated between such Guarantied Party and the Borrower and be binding on each Guarantor, absent manifest errors or omissions.

7.           Reinstatement/Claims. If after receipt of any payment of any of the Guaranteed Obligations, the Agent and/or any other Guarantied Party is required to surrender or return such payment or proceeds to any Person for any reason including, without limitation, by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the the Agent or such other Guarantied Party, as the case may be, or any of its property, or (b) any settlement or compromise of any such claim effected in good faith by the Agent or such other Guarantied Party with any such claimant, including the Borrower and any trustee, custodian or receiver for the Borrower or its property (items (a) and (b) referred to herein as “Claims”), then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be deemed reinstated and continue, and this Guaranty shall continue in full force and effect as if such payment or proceeds had not been received by the Agent and/or such other Guarantied Party, notwithstanding the return or destruction of this Guaranty, delivery of any release to any Guarantor, to Borrower or to any other Person, or any other matter.  In addition, with respect to any Claims, the Agent and/or such other Guarantied Party, as the case may be, shall notify each Guarantor and extend to them reasonable opportunity to defend the same at their expense, and if the Agent and/or such other Guarantied Party repays all or part of said amount by reason of such Claims, then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding the cancellation or termination of any of the Loan Documents or any other instrument evidencing any of said obligations, and such Guarantor shall be and remain liable to the Agent and/or such other Guarantied Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent and/or such other Guarantied Party, notwithstanding the destruction or return of this Guaranty to Guarantors, Borrower or any Person of any release or any other matter.  Each Guarantor shall be liable to pay to the Agent and each other Guarantied Party, and does hereby indemnify and hold the Agent and each other Guarantied Party harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action, which may be taken by the Agent and the Guarantied Parties in reliance upon such payment or proceeds. This Section 7 shall survive the termination of this Guaranty.

8.           Amendments and Waivers. Neither this Guaranty nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement, signed by an authorized officer of the Agent, subject to Section 9.02 of the Credit Agreement. Neither the Agent nor any other Guarantied Party shall, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers or remedies unless such waiver shall be in writing and signed by an authorized officer of the Agent, subject to Section 9.02 of the Credit Agreement. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Agent and the other Guarantied Parties of any right, power or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power or remedy that the Agent or the other Guarantied Parties would otherwise have on any future occasion, whether similar in kind or otherwise.

9.           Governing Law; Choice of Forum; Service of Process: Jury Trial Waiver.

(a)           THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)           Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in Monroe County and of the United States District Court of the Western District of New York, and any appellate court from any thereof, or such other jurisdiction or venue as the Required Lenders may determine, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, or in such other jurisdiction or venue as the Required Lenders may so determine. Each Guarantor hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Agent or any other Guarantied Party may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.

(c)           Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 13 of this Guaranty. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

(e)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e)           Neither the Agent nor any other Guarantied Party shall have any liability to any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guaranty, or any act, omission or event occurring in connection herewith, unless it is determined by clear and convincing evidence (and not merely a preponderance of the evidence) or court order binding on the Agent and/or any other Guarantied Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct or the Agent and/or such other Guarantied Party. In any such litigation, the Agent and/or any other Guarantied Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of terms of the Credit Agreement and the other Loan Documents.

10.           Set-off; Deposit Balances. Each Guarantor further agrees that any money or property at any time in the possession of any Guarantied Party belonging to such Guarantor, including any deposit balances (general or special, time or demand, provisional or final), and all property or the proceeds thereof held by any Guarantied Party for any purpose including safekeeping, custody, transmission, collection or pledge (other than those accounts in which such Guarantor is holding such monies solely as custodian or agent or in trust, such as tenant security deposit accounts, reserve accounts under existing financing and payroll accounts), is being held as collateral security for the payment of any liability of such Guarantor to the Guarantied Parties under this Guaranty, whether due or not, with full power and authority to apply any deposit balances to the extinguishment of any such liability and to sell, enforce, collect or otherwise realize on said money or property in accordance with applicable law. Until the occurrence of an Event of Default under the Credit Agreement, the Notes or under any other Loan Document, each Guarantor shall have full access and use of such money or property in possession of any of the Guarantied Parties. Nothing in this Section 10 or otherwise, however, modifies, limits or abridges any common law right of set-off that any Guarantied Party has or might have. The provisions of this Guaranty shall override any inconsistent provisions of any custody agreement or investment management agreement with any Guarantied Party, whether heretofore or hereafter executed.

11.           Powers. Each Guarantor agrees that neither the Agent nor any other Guarantied Party is obligated in any manner to inquire into the powers of the Borrower or any other Guarantor, or its successors, its or their directors, officers, or agents, acting or purporting to act on its or their behalf, and any liabilities purporting to be contracted for the Borrower or such Guarantor, or its successors, by its or their directors, officers or agents, in the professed exercise of such powers, shall be deemed to form a part of the Guaranteed Obligations even though the incurrence of such liabilities be in excess of the powers of the Borrower, its successors, its or their directors, officers or agents aforesaid, or shall be in any way irregular, defective or informal.

12.  Avoidance Provisions.  It is the intent of each Guarantor, the Agent and each other Guarantied Party that in any Bankruptcy Action, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the other Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Bankruptcy Action as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Bankruptcy Action, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The applicable laws under which the possible avoidance or unenforceability of the obligations of each Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Bankruptcy Action are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent or any other Guarantied Party that would not otherwise be available to such Person under the Avoidance Provisions.

13.           Notices. All notices, requests and demands hereunder shall be in writing and (a) made to the Agent, on behalf of the Agent and the other Guarantied Parties, at the Payment Office and to each Guarantor at its address set forth below its signature page hereto, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made on receipt if delivered (i) in person, (ii) by telecopier, (iii) by overnight courier service and (iv) by certified or registered mail, return receipt requested.

14.           Partial Invalidity. If any term or provision of this Guaranty is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guaranty as a whole, but this Guaranty shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

15.           Entire Agreement. This Guaranty represents the entire agreement and understanding of the Agent, the other Guarantied Parties and the Guarantors concerning the subject matter hereof and supercedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

16.           Successors and Assigns. This Guaranty shall be binding upon the Guarantors and its successors and assigns and shall inure to the benefit of the Agent, the other Guarantied Parties and their successors, endorsees, transferees and assigns.

17.           Construction. All references to the term “Guarantor” wherever used herein shall include Guarantor’s successors and assigns, individually and collectively (including, without limitation, any receiver, trustee or custodian for the Guarantor or any of its assets or the Guarantor in its capacity as debtor or debtor-in-possession under the Bankruptcy Code). All references to the term “Guarantied Parties” whenever used herein shall mean the Guarantied Parties and their respective successors and assigns, and all references to the term “Borrower” wherever used herein shall mean the Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for the Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the Bankruptcy Code). All references to the plural shall also mean the singular and to the singular shall also mean the plural.

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty by its duly authorized officer as of the day and year first above written.

HOME PROPERTIES, INC.

By:  /s/ David P. Gardner
Name:  David P. Gardner
Title:  Executive Vice President and
           Chief Financial Officer

Address for Notices:
850 Clinton Square
Rochester, New York  14604
Attention: David P. Gardner, CFO
Telecopy Number: (505) 546-5433
Telephone Number:  (505) 246-4113

HOME PROPERTIES CAMBRIDGE VILLAGE, LLC
HOME PROPERTIES COURTYARD VILLAGE, LLC
HOME PROPERTIES GARDENCREST, LLC
HOME PROPERTIES HERITAGE SQUARE, LLC
HOME PROPERTIES HOLIDAY SQUARE, LLC
JACOB FORD VILLAGE, L.L.C.
HOME PROPERTIES LIBERTY COMMONS, LLC
HOME PROPERTIES MORNINGSIDE HEIGHTS, LLC
HOME PROPERTIES MORNINGSIDE NORTH, LLC
HOME PROPERTIES MORNINGSIDE SIX, LLC
HOME PROPERTIES SHERWOOD GARDENS, LLC
HOME PROPERTIES STOUGHTON, LLC
THE COLONY OF HOME PROPERTIES, LLC
HOME PROPERTIES CHANNEL TOWNHOMES, LLC
HOME PROPERTIES COVE TOWNHOMES, LLC
HOME PROPERTIES LIGHTHOUSE TOWNHOMES, LLC
HOME PROPERTIES BEVERLY, LLC
HOME PROPERTIES MARSHFIELD, LLC
HOME PROPERTIES TREXLER PARK WEST, LLC
HOME PROPERTIES WOODLEAF, LLC
HOME PROPERTIES YORKSHIRE VILLAGE, LLC
               By:  Home Properties, L.P., member
               By:  Home Properties, Inc.
                       General Partner

By:    /s/ David P. Gardner
                 David P. Gardner
                  Executive Vice President and
                  Chief Financial Officer

VALLEY PARK SOUTH PARTNERSHIP
              By:  Home Properties, L.P., general partner
   By:  Home Properties, Inc.
                                 General Partner

By:    /s/ David P. Gardner
                 David P. Gardner
                  Executive Vice President and
                  Chief Financial Officer